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                                                 January 28, 2000


Video Network Communications, Inc.
50 International Drive
Portsmouth, New Hampshire 03801


         RE: VIDEO NETWORK COMMUNICATIONS, INC. (FORMERLY OBJECTIVE COMMUNICATIONS, INC.)-- REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel for Video Network Communications Inc., a Delaware corporation (the "Company"), in connection with the registration of 2,640,000 shares of common stock, par value $.01 per share (the "Common Stock"), that may be issued by the Company under its 1999 Stock Incentive Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The 2,640,000 shares of Common Stock that may be issued under the Plan are collectively referred to herein as the "Shares."

         We have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the
Securities and Exchange Commission (the "Commission") under the Act and the rules and regulations promulgated thereunder (the "Regulations"). In rendering our opinion, we have also examined the following:

         (1) the Fourth Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on September 9, 1999, as certified by the Secretary of the Company on the date hereof (the "Certificate of Incorporation");

         (2) the Bylaws of the Company, as adopted by the Company on December 15, 1993, as amended by the Board of Directors of the Company (the "Board") on October 4, 1994, as amended by the majority stockholder of the Company on January 1, 1996, as amended and restated by the Board on February 1, 1996 and February 18, 1997, and as further amended by the Board on June 8, 1999, as in effect on the date hereof, as certified by the Secretary of the Company on the date hereof (the "Bylaws");

         (3) the Plan;

         (4) the Registration Statement;


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Video Network Communications, Inc.
January 28, 2000
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         (5) the Information Statement of the Company as of the date hereof relating to the Plan (the "Information Statement");

         (6) Resolutions of the Board of Directors of the Company adopted at meetings held on June 24, 1999 and January 18, 2000, and resolutions of the stockholders of the Company adopted at a meeting held on September 9, 1999, all as in effect as of the date hereof (collectively, the "Resolutions"); and

         (7) the certificate of the Secretary of the Company dated today certifying as to (A) the Certificate of Incorporation, (B) the Bylaws, and (C) the Resolutions (the "Secretary's Certificate").

         In our examination of the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents, and the legal capacity of natural persons.

         In rendering this opinion, we have assumed that each party (other than the Company) that has executed or will execute an agreement to which the Company is a party has all requisite power and authority and has taken all necessary action to execute and deliver such agreement and to perform the transactions contemplated thereby, and that each such agreement is the legal, valid and binding obligation of such parties (other than the Company) enforceable against such parties in accordance with its terms.

         Based upon and in reliance upon the foregoing and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that the Shares have been duly authorized for issuance and sale by the Company by all requisite corporate action by the Company. When the Shares are issued and delivered by the Company in accordance with the terms of the Plan, against payment of the consideration required to be paid in connection therewith, the Shares will be validly issued, fully paid and non-assessable.

         The foregoing opinions are, with your concurrence, predicated upon and qualified by the following:

               a. Our opinions are based upon and are limited to the published compilations of the General Corporation Law of the State of Delaware excluding the choice of law provisions thereof and the relevant laws of the United States of America. We render no opinion with respect to the laws of any other jurisdiction.

               b. Our opinions are based upon and limited to laws and regulations as in effect on the date of this letter, and our knowledge of the facts relevant to such opinions as of the date of this letter. We assume no obligation to update the opinions set forth herein.



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Video Network Communications, Inc.
January 28, 2000
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               c. Our opinions are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                            Very truly yours,

                                                            Shaw Pittman



cc: Continental Stock Transfer and Trust Company